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                                                                    Exhibit 10-b

                             AMENDMENT OF MERGER OF
                           FIRST AMERICAN CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM


         Pursuant to resolutions adopted by the AmSouth Benefits Committee, the First American Corporation Supplemental Executive Retirement Program (the "FAC Program") is hereby amended as follows and merged into the AmSouth Bancorporation Supplemental Retirement Plan (the "AmSouth Plan") effective January 1, 2001, with the AmSouth Plan serving as the surviving plan.

         1. Effective December 31, 2000, the FAC Program is hereby amended to provide that benefits to Participants under the FAC Program will be calculated using the FAC Program terms and conditions through December 31, 2000 and such benefits shall be subject to the terms and conditions of the FAC Program as it exists as of December 31, 2000, including but not limited to the terms and conditions governing the distribution of benefits. Effective December 31, 2000 no additional benefits will be accrued under the terms and conditions of the FAC Program.

         2. The benefit of a participant in the FAC Program shall not be less than such Participant's benefit, if any, under the terms of the FAC Program immediately preceding the merger of the FAC Program with and into the AmSouth Plan, and the FAC Program benefit, if any, shall be added to the AmSouth Plan benefit, if any, for the total benefit.

         3. Effective January 1, 2001, the FAC Program will be and hereby is merged with and into the AmSouth Plan, with the AmSouth Plan serving as the surviving plan. Notwithstanding anything to the contrary herein, all benefits accrued to Participants in the FAC Program through December 31, 2000, shall be calculated using the FAC Program terms and conditions as in effect December 31, 2000 and such benefits shall be subject to such terms and conditions, including but not limited to the terms and conditions governing the distribution of such benefits. Effective December 31, 2000 benefit accruals under the terms of the FAC Program shall cease. The FAC Program benefits shall not be less than the accrued benefits under the terms of the FAC Program immediately preceding the merger of the FAC Program into the Plan. A copy of the FAC Program as of December 31, 2000 is attached hereto as Exhibit A. Effective January 1, 2001, all benefits will be calculated under the terms and conditions of the Plan from January 1, 2001 forward.

IN WITNESS WHEREOF, AmSouth Bank has caused this Amendment of Merger to be executed by its duly authorized officers effective as of January 1, 2001.

                                  AMSOUTH BANK


                                  By: /s/ C. Dowd Ritter
                                      -----------------------------------------
                                          C. Dowd Ritter
                                          President and Chief Executive Officer

ATTEST:


/s/ Carl L. Gorday
-----------------------------
Assistant Secretary